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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



       CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                             EXCHANGE ACT OF 1934



                       Date of Report: November 12, 1998



                          Commission File No.: 0-23920
                                               -------



                            IAS COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter.)



              OREGON                                     91-1063549
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization.)                Identification No.)



          185 - 10751 SHELLBRIDGE WAY, RICHMOND, B.C., CANADA V6X 2W8
                   (Address of principal executive offices.)



                                (604) 278-5996
             (Registrant's telephone number, including area code.)
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Item 5. Other matters

At the Annual Meeting of Shareholders on November 9, 1998, the shareholders voted to amend Article II Section 1 of the bylaws of the Company to read as follows:

  Section 1. Number. The business and affairs of the Company shall be managed by a board of not less than two (2) nor more than nine (9) directors, with the number of directors to be determined by resolution of a majority of the Board of Directors then in office. However no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Each director shall hold office until the next annual shareholders' meeting, or until his or her successor shall have been elected.

The shareholders also elected the following individuals to be directors of the
Company: Dr. James E. Smith, John G. Robertson, Paul Lamarche, Patrick Badgley and James L. Vandeberg

Item 6.  Resignation of Director

At the Board of Directors meeting following the Annual Meeting of Shareholders on November 9, 1998, Dr. James E. Smith resigned as Chairman of the Board and a director of the Company. The remaining directors then voted to set the number of directors at four and elected John G. Robertson Chairman of the Board, President and Chief Executive Officer.

Item 7. Financial Statements and Exhibits

3.3 Amended and Restated bylaws of the Company as of November 9, 1998



                                 Signatures

  In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


DATED: November 12, 1998      IAS COMMUNICATIONS, INC.



                              BY: /s/ John G. Robertson
                                  ---------------------
                                  JOHN G. ROBERTSON, President
                                  (Principal Executive Officer)



                              BY: /s/ Jennifer Lorette
                                  --------------------
                                  JENNIFER LORETTE, Chief Financial Officer
                                  (Principal Financial Officer)

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